Exhibit 10.104

SECOND AMENDMENT
TO
MASTER PURCHASE ORDER
ASSIGNMENT AGREEMENT

This Second Amendment to that certain Master Purchase Order Assignment Agreement  (the "Amendment") is made as of the 6th day of April, 2011, between WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Contractor") and ZOO ENTERTAINMENT, INC., a Delaware corporation, ZOO PUBLISHING, INC., a New Jersey corporation, and ZOO GAMES, INC., a Delaware corporation (collectively, the "Distributor").

WITNESSETH:

WHEREAS, the Contractor and the Distributor are parties to that certain Amended and Restated Master Purchase Order Assignment Agreement dated as of April 6, 2009, as heretofore amended (the "Assignment Agreement");

WHEREAS, the Contractor and the Distributor desire to further amend the Assignment Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and other consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Contractor and the Distributor, the parties hereto hereby agree as follows:

1.           Certain Definitions.  Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Assignment Agreement.

2.           Amendment to Section 1(j) of the Assignment Agreement.  The definition of "Minimum Volume" contained in Section 1(j) of the Assignment Agreement is hereby deleted in its entirety, and in lieu thereof there is inserted a new definition of "Minimum Volume" as follows:

"MINIMUM VOLUME" means Product Volume which equals or exceeds $10,000,000.

3.           Amendment to Section 3(b)(iv) of the Assignment Agreement.  Section 3(b)(iv) of the Assignment Agreement is hereby deleted in its entirety, and in lieu thereof there is inserted a new Section 3(b)(iv) as follows:

(iv)           Upon the purchase of Product required for the P.O., or upon any other advance of funds in connection with the P.O., the Contractor's aggregate outstanding funding pursuant to this Agreement shall not exceed the sum of $5,000,000;

4.           Amendment to Section 6(a) of the Assignment Agreement.  Section 6(a) of the Assignment Agreement is hereby deleted in its entirety, and in lieu thereof there is inserted a new Section 6(a) as follows:

(a)           Subject to the provisions of this ¶6, Distributor shall pay Contractor a Commitment Fee in consideration of Contractor's commitment to reserve and have available sufficient funds to purchase Products or to otherwise advance funds in connection with a P.O. for Product Volume in amounts equal to or exceeding the Minimum Volume as contemplated by this Agreement.  The Commitment Fee shall be in the sum of $200,000 and shall be paid by Distributor on the earlier of April 5, 2012, or the date of termination of this Agreement.  In the event the term of this Agreement is renewed for one or more twelve month renewal terms, for each such renewal, Distributor shall pay Contractor a Commitment Fee in the sum of $200,000, which fee shall be paid by Distributor on the earlier of twelve months following the date of the renewal of this Agreement or the date of termination of this Agreement.  The Commitment Fee for the term of this Agreement ending April 5, 2012 is deemed by the parties to have been earned by the Contractor upon the signing of this Agreement, as of which date the Contractor has reserved the requisite funds.  The Commitment Fee for each renewal term of this Agreement is deemed by the parties to have been earned by the Contractor upon each renewal date of this Agreement, as of which date the Contractor has reserved the requisite funds.

5.           Amendment to Sections 7(b)(i)-(iii) of the Assignment Agreement.  Sections 7(b)(i)-(iii) of the Assignment Agreement are hereby deleted in their entirety, and in lieu thereof there are inserted new Sections 7(b)(i)-(iii) as follows:

(i)           A transaction initiation and set-up fee in a sum equal to 2.0% of the aggregate of (a) the face amounts of all letters of credit issued by Contractor (or other financial accommodations) plus (b) all funds advanced by Contractor by other than issuing its letters of credit; plus

(ii)           A daily maintenance fee in a sum equal to 0.067% of the aggregate of (a) the face amounts of all letters of credit issued by Contractor (or other financial accommodations) and (b) all funds advanced by Contractor by other than issuing its letters of credit which remain outstanding for more than thirty (30) days; plus

(iii)           A Product advance fee in a sum equal to the Applicable Daily Rate (as hereinafter defined) multiplied by the aggregate amount outstanding on all letters of credit (or other financial accommodations) and all funds advanced by Contractor by other than issuing its letters of credit on account of purchases of Products or other advances made in connection with a P.O. multiplied by the number of days from the earliest of (A) the date on which any such letter of credit or purchase order or financial accommodation is negotiated into cash by any person, or (B) the date funds are advanced by other than issuing a letter of credit or purchase order, to and including the Clearance Date.  The “Applicable Daily Rate” shall mean the prime rate as in effect from time to time at Wells Fargo Bank, National Association, plus 2%, divided by 360.

6.           Amendment to Section 18(a) of the Assignment Agreement.  Section 18(a) of the Assignment Agreement is hereby deleted in its entirety, and in lieu thereof there is inserted a new Section 18(a) as follows:

(a)           Term of Agreement.  This Agreement is for a term of twelve months beginning on April 6, 2011, and ending on April 5, 2012, and shall continue thereafter for successive twelve month renewal terms unless either party terminates the Agreement by written notice to the other not later than thirty days prior to the end of the initial term or any renewal term.  Provided, however, that Contractor may also terminate this Agreement immediately upon Distributor's default or at any time following the initial term upon fifteen days' prior written notice to Distributor.

7.           Amendment.  This Amendment constitutes an amendment to the Assignment Agreement, and except to the extent inconsistent herewith, the parties do hereby reconfirm the Assignment Agreement in its entirety.

8.           Effectiveness of Amendment.  This Amendment will not be effective until each of the persons set forth on Addendum III of the Assignment Agreement shall have executed an acknowledgment to the Guaranty previously executed by such persons, in form and substance satisfactory to Contractor.

9.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by facsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Title:

ZOO ENTERTAINMENT, INC.

By:
Name:
Title:

ZOO PUBLISHING, INC.

By:
Name:
Title:

ZOO GAMES, INC.

By:
Name:
Title:

ACKNOWLEDGMENT OF GUARANTORS

Each of the undersigned hereby acknowledges receiving and reviewing that certain Second Amendment to that certain Amended and Restated Master Purchase Order Assignment Agreement  (the "Amendment").  Each of the undersigned, by its execution hereof, hereby agrees that the Guaranty previously executed by him or her shall remain in full force and effect and that all references in said Guaranty to the Amended and Restated Master Purchase Order Assignment Agreement shall be deemed to refer to the Amended and Restated Master Purchase Order Assignment Agreement as amended by the Amendment.

Dated:           ________________, 2011

Mark Edward Seremet

David William Rosenbaum